EXHIBIT 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

NEPTUNE WELLNESS SOLUTIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee (2)
FeFees to be Paid
	Equity	Common Shares, no par value per share (2)(3)	457(o)	$7,000,000.00	$110.20 per $1,000,000	$771.40
	Other	Warrants to purchase Common Shares (3)	457(g)	—	—	$0.00
	Equity	Common Shares issuable upon exercise of Warrants to purchase Common Shares (2)	457(o)	$7,000,000.00	$110.20 per $1,000,000	$771.40
	Other	Pre-Funded Warrants to purchase Common Shares (3)(4)	457(g)	—	—	$0.00
	Equity	Common Shares issuable upon exercise of the Pre-Funded Warrants (2)(3)	457(o)	—	—	$0.00
Total Offering Amounts				$14,000,000		$1,542.80
Total Fees Previously Paid						$771.40
Total Fee Offsets						$771.40 (5)
Net Fees Due						$0

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(3)

The proposed maximum aggregate offering price of the common shares will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any common shares issued in the offering. Accordingly, the proposed maximum aggregate offering price of the common shares and pre-funded warrants (including the common shares issuable upon exercise of the pre-funded warrants), if any, is $7,000,000.00.

(4)	No separate registration fee required pursuant to Rule 457(g) under the Securities Act.
(5)

Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee due under the registration statement to which this exhibit 107 is a part by $771.40, which represents a portion of the registration fee previously paid with respect to $12,000,000 of unsold securities previously registered on the registration statement on Form S-1 (File No. 333-271403), initially filed on April 24, 2023. Accordingly, the Registrant is not submitting additional filing fees in connection with this Amendment No. 1 to Registration Statement on Form S-1.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
	Rule 457(p)
Fee Offset Claims	Neptune Wellness Solutions Inc.	S-1	333-271403	April 24, 2023		457(p)	Common Shares, Common Warrants and Pre-Funded Warrants	$12,000,000.00
Fee Offset Claims	Neptune Wellness Solutions Inc.	S-1	333-271403		April 24, 2023				$1,322.40